UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FUTURA PICTURES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	56-2495218 (I.R.S. Employer Identification No.)

17337 Ventura Boulevard, Suite 305 Encino, California (Address of principal executive offices)	91316 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: _______________________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.0001 per share
 (Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock, par value $0.0001 per share, of the registrant is set forth under the caption “Description of Securities” in Amendment No. 5 to the registrant’s Form SB-2 registration statement (File No. 333-123611) as filed with the Securities and Exchange Commission on March 6, 2006, as amended by the description of an increase in authorized shares set forth under the caption “Submission of Matters to a Vote of Security Holders” in the registrant’s report on Form 10-Q for the quarterly period ended November 30, 2006 as filed with the Commission on January 10, 2007, which description, as thus amended, is incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description
3.1(a)	Certificate of Incorporation of the registrant (1)
3.1(b)	Amendment No. 1 to Certificate of Incorporation of the registrant (1)
3.2	Bylaws of the registrant (2)
_______
(1)	Filed herewith
(2)
Filed as an exhibit to the registrant’s Form SB-2 registration statement (File No. 333-123611) as originally filed with the Securities and Exchange Commission on March 28, 2005, and incorporated herein by reference

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Futura Pictures, Inc.

Date: December 2, 2010	By: /s/ Buddy Young Buddy Young, President, Chief Executive Officer and Chief Financial Officer